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                                                                  EXHIBIT 99.1

                   NETSCOUT ANNOUNCES THE SALES TRANSITION OF
                           CISCO SWITCHPROBE PRODUCTS;
   REAFFIRMS LONG-STANDING RELATIONSHIP WITH CISCO FOR PERFORMANCE MANAGEMENT

         WESTFORD, MASS --- JUNE 12, 2001 -- NETSCOUT SYSTEMS (NASDAQ: NTCT) announced today that it will offer its nGenius(TM) Probes direct or through channel partners to Cisco Systems, Inc. customers, in lieu of a previous private label arrangement. Cisco will no longer resell these products under the Cisco SwitchProbe private label. This transition was precipitated by the two companies' need to evolve the sales and support model to better meet changing customer requirements and the current business climate.

         NetScout has a long-standing strategic relationship with Cisco, which will continue. As part of that relationship, Cisco has now included NetScout's nGenius Real-Time Monitor(TM) software as part of CiscoWorks2000 Routed WAN and LAN Management Solutions. NetScout is also a member of the Cisco AVVID (the Architecture for Voice, Video and Integrated Data) Partner Program. The Cisco AVVID Partner Program is an interoperability testing and co-marketing program enabling leading product and services firms to deploy innovative e-business solutions.

         "As a leading network performance management solution provider, we will continue to work with Cisco to provide its customers with our innovative solutions," said Anil Singhal, president and CEO of NetScout Systems, "While we expect some near-term disruption of sales as we assume responsibility for the broad probe distribution achieved through Cisco, the investments we have been making in our worldwide sales and support infrastructure for the past two years have increased our readiness to transition these customer relationships successfully. We are committed to working closely with Cisco to ensure customer satisfaction and a smooth transition."

         "Network monitoring and troubleshooting are critical components of Cisco AVVID. We will continue to work closely with NetScout to provide our customers with probes and solutions for managing converged networks," said John McCormack, Senior Director of the Cisco


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Enterprise Management Business Unit. "That is why we are now shipping NetScout's
nGenius Real-Time Monitor software to Cisco customers, worldwide, as part of CiscoWorks 2000 Routed WAN and LAN Management Solutions."

         For customers wanting more information about this change, or to register for a free promotional offer, please visit NetScout's Web site at www.netscout.com, or call NetScout at 1-800-309-4804.

         The Company invites shareholders and investors to listen into a conference call today at 5:00 pm EST, which will be Webcast live through the Company's Website at www.netscout.com. The numbers for the call are (800) 595-9010 (US/Canada) and (719) 457-2624 (non-US), passcode 610254 or "NetScout."
A replay of the call will be available for approximately one week at (888) 203-1112 (U.S./Canada) and (719) 457-0820 (non-US), passcode 610254.

ABOUT NETSCOUT SYSTEMS

NetScout Systems, Inc. is a leading provider of infrastructure performance management solutions for leading companies and service providers worldwide. NetScout serves approximately half of the Fortune 500 and counts among its customers 3M Corporation, AT&T, Datek Online, Bristol-Myers Squibb, Amazon.com, Webhire, Intel Online, Fidelity Investments and Sun Microsystems.

NetScout's nGenius (TM) Performance Management System is a solutions-based system offering advanced monitoring and reporting applications suites that draw on the rich performance data generated by NetScout's real-time, application-aware probe suite, advanced intelligent software agents, and network devices. The nGenius System helps organizations increase their return on infrastructure investments by optimizing the performance of their network, applications and content. NetScout is headquartered in Westford, Massachusetts and has approximately 360 employees, with offices in North America, Europe and Asia. Further information on the company is available on the World Wide Web at www.netscout.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's


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infrastructure performance management solutions, the company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of indirect distribution channels, and dependence on proprietary technology, as well as risks of slowdowns or downturns in economic conditions generally and in the market for infrastructure performance management solutions specifically. For a more detailed description of the risk factors associated with the company, please refer to the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and Quarterly Report on 10-Q for the quarter ended December 31, 2000, on file with the Securities and Exchange Commission.

NetScout is a registered trademark, and the NetScout logo, nGenius, nGenius Application Service Level Manager, nGenius Real-Time Monitor and nGenius Capacity Planner are trademarks of NetScout Systems, Inc.

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